ORACLE
                           RUNTIME SUBLICENSE ADDENDUM

This document (the "Addendum") is between Oracle Corporation ("Oracle") and FileNet Corporation (the "Alliance Member') and shall be governed by the terms of the Business Alliance Program Agreement between the Alliance Member and Oracle effective July 1, 1996 (the "Agreement") and the terms set forth below.

1.SUBLICENSES
1.1      Sublicense Programs and Terms
              The Alliance Member may only Sublicense Runtime Programs for which the Alliance Member has previously acquired a Supported Development License for the applicable Designated System. Notwithstanding any other provision of this Agreement, the Alliance Member shall have no right to Sublicense Programs designated as Oracle Applications Programs, Oracle Express Programs, Limited Production Programs, or other Programs specified by Oracle from time-to-time without the prior written consent of Oracle.
              The Alliance Member shall have the right to market and grant Sublicenses of Runtime Programs under the conditions set forth in the Agreement and under the following restrictions:
         A. Sublicense Runtime Programs with the Application Program in the Application Package for use on Designated Systems to Sublicensees. Each copy of the Runtime Programs distributed shall be for the Sublicensee's own internal use in the Territory only on a single Designated System limited to a maximum number of Users; and
         B. Make and deliver to the Sublicensee a single copy of the Runtime Programs in the Application Package for each Sublicense granted.
              The Alliance Member shall use all practical means available, both contractual and technical, to control the restricted use of each Runtime Program Sublicense. If a Sublicensee uses the Runtime Program beyond the limited functionality described in Section 1.2 hereof, the Alliance Member or Distributor shall immediately notify the Sublicensee of such unauthorized use and if the Sublicensee fails to discontinue such unauthorized use following notification either terminate the
         Sublicense or forward to Oracle one hundred percent (100%) of the applicable Full Use standard Program license fees in effect at the time the payment is made to Oracle together with a written request by the Sublicensee for a Full Use Program license from Oracle. Oracle must approve, in writing, the Sublicensee's request before continued use of the Programs by the Sublicensee shall be deemed authorized.
1.2      Runtime Programs
              For the purposes of this Addendum, "Runtime Program(s)" shall mean Programs which shall be limited to use solely for the purpose of running the Alliance Member's Application Program, and may not be used to create or alter tables or reports except as necessary for operating the Alliance Member's Application Program. "Full Use Programs" shall mean unaltered versions of the Programs with all functions intact.
1.3      Value-Added Package
              For the purposes of this Addendum, "Application Program(s)" shall mean the Alliance Members value added application software, described in the attached Application Package Attachment with which the Runtime Programs are to be coupled. "Application Package(s)" shall mean the Runtime Programs coupled with the Application Programs. For purposes of the Agreement, the Application Program shall be regarded as the Alliance Member's Value-Added Package.
1.4       Trial Sublicenses
              The Alliance Member and its Distributors shall be entitled to grant, at no charge, up to a maximum combined total of ten (10) temporary Trial Sublicenses of the Application Package at any one time. Such Sublicenses shall be for evaluation purposes only and shall be for a period not to exceed thirty (30) days. The Alliance Member shall pay Oracle Sublicense fees for any Trial Sublicenses in excess of thirty
         (30) days. Each such Trial Sublicense shall be Sublicensed under a Sublicense agreement which provides for such trial use.
1.5       Distributors
              Oracle grants the Alliance Member the right to appoint third parties ("Distributors") to market and Sublicense the Runtime Programs in the Territory, under the terms of the Agreement and this Addendum. However, Distributors shall have no right to make copies of the Programs for Sublicensing and shall obtain all such Programs from the Alliance Member. Each Distributor shall execute a written agreement with the Alliance Member binding the Distributor to provisions substantially similar to those contained in Sections 2.3, 2.5, 2.6, 5.1, 5.2.6.1, 6.3, 6.4, 6.5, 7.2.D, 7.5,8.1, 8.2, 8.3, &5, 8.7, 8.9,
         and 8.11 of the Agreement and to those contained in Sections 1 (except 1.5), 3, 4, 5, and 8 of this Addendum. Each obligation of the Alliance Member under such provisions shall also be applicable to each Distributor. Each Distributor agreement shall also contain any other provisions necessary for the Alliance Member to satisfy its commitments under the Agreement. The Alliance Member shall notify Oracle promptly in writing of the appointment of each such Distributor.
              In addition, the Alliance Member shall keep executed Distributor agreements and records .of the Distributor information required under the Alliance Member's Sublicense reports, and shall allow Oracle to inspect such information as specified under the Agreement. The Alliance Member will defend and indemnify Oracle against all damages to Oracle caused by (i) the Distributors' failure to include the required contractual terms set forth in Section 2.3.B of the Agreement in each Sublicense agreement, and (ii) the Distributors' breach of any of the applicable provisions required in its Distributor agreement.
1.6      Documentation
              The Alliance Member shall be responsible for providing documentation for Sublicensees. The Alliance Member shall have the right to incorporate portions of the Documentation into the Alliance Members documentation, subject to the provisions of Section 8.2 of the Agreement.
2.       SUBLICENSE FEES
2.1      Sublicense Fees and Rate
              Application Package, the Alliance Member agrees to pay Oracle a Sublicense fee equal to forty percent (40%) of the applicable license fee for each such Program, as specified in the applicable Price List and Alliance Member Price List supplement to such Price List in effect at the time the applicable Programs are Sublicensed.
              As further specified in Section 6 of this Addendum, Sublicense fees shall be due and payable within twenty (20) days of the last day of each month. The Alliance Member shall not be relieved of its obligation to pay Sublicense fees owed to Oracle by the nonpayment of such fees by the Sublicensee.
              On or after each anniversary during the Term of this Addendum, Oracle may amend the Sublicense fee percentage rate set forth above based on Oracle's then-current standard Sublicense fee percentage rate schedule and the actual amount of Sublicense fees received by Oracle hereunder.
2.2      Price List for Sublicenses
              Notwithstanding any other provision of the Agreement, the applicable Price List for determining Sublicense fees shall be the standard Price List in effect at the time the Application Package is Sublicensed.
              Notwithstanding any other provision of this Agreement, if the Alliance Member issues a written Sublicense quote and such quote is accepted by the applicable Sublicensee, for a period of ninety (90) days after the date of submission of the quote to the Sublicensee, the Sublicense fee applicable to the Programs identified in the quote shall be based on the Price List in effect on such date.
2.3      Users
              The Sublicense fees for a Program shall be based and priced on the applicable User Level for the maximum number of Users for such Program, as specified in the Price List. The Alliance Member shall have the right to Sublicense Programs on any User basis specified in the Price List in effect at the time the applicable Program is Sublicensed.
3.       TERM
              This Addendum shall become effective on the Effective Date of this Addendum and shall be valid for three (3) years (the "Term") from the Effective Date, unless terminated as provided in the Agreement. Any renewal of this Addendum shall be subject to renegotiation of terms and fees.
              Unless the expiration or termination is for default by the Alliance Member, the Alliance Member may continue using the release of the Programs then in the Alliance Member's possession on the Designated Systems for which Development Licenses were granted, solely for the purpose of continuing technical support for Sublicense granted prior to termination. Such continued use of the Programs shall be subject to all the provisions of this Agreement, including, without limitation, payment of the Technical Support Fees specified herein.
4.        TERRITORY
              The Alliance Member shall have the right to market and grant Sublicenses of Programs in the United States only (the 'Territory").
5.       TECHNICAL SUPPORT
5.1      Technical Support for Sublicensees
          A. Installation
              The Alliance Member or its Distributors will be responsible for any assistance needed to install the Application Package at Sublicensee sites.
          B. Sublicensing Support
              The Alliance Member is responsible for providing all technical support, training and consultations to its Sub licensees and Distributors. In consideration of the payments specified in Section 5.2, the Alliance Member shall have the right to use the Oracle Technical Support services acquired for its Supported Development Licenses to provide technical support services to its Sublicensees as further set forth in the Agreement. The Alliance Member shall continuously maintain Oracle Technical Support services for the Development Licenses during the period during which the Alliance Member provides technical support services to any Sublicensees. Any questions from the Alliance Members Sublicensees or Distributors will be referred by Oracle to the Alliance Member,
5.2      Technical Support Fees
              For Technical Support services for Sublicensees, each year the Alliance Member agrees to pay Oracle annual Technical Support Fees for each Runtime Program Sublicensed under this Addendum, a previous Alliance Member Addendum, or previous distribution agreement between the parties hereto where the Sublicensee received technical support services for such Runtime Program during the applicable support period. Annual Technical Support Fees for a Program shall be equal to the applicable Technical Support percentage rate for the highest Technical Support services level selected by the Alliance Member for Technical Support services for any Development License used under this Addendum of the cumulative Sublicense fees accrued to Oracle for such supported Program.
              Upon December 31 of each year, the Alliance Member shall provide Oracle a report setting forth all of the Alliance Members' Sublicenses and those Sublicensed Programs which were supported by the Alliance Member during the calendar year. The report shall also include the applicable Technical Support Fees due and payable to Oracle for such calendar year. The Alliance Member shall provide Oracle with payment of all Technical Support Fees for such calendar year required under the applicable December 31 report with such report in the form of a check made out in the amount of such fees. All Technical Support Fees paid to Oracle are noncancelable and nonrefundable.
6.       SUBLICENSE REPORTS
              Within twenty (20) days of the last day of each month, the Alliance Member shall send Oracle a report detailing for that month:
         A. For each Sublicensed Application Package shipped during the prior month, Sublicensee name, address, make/model and operating system of the Designated System, date of shipment, Runtime Programs shipped, maximum number of licensed Users, whether the Sublicense is a Trial Sublicense, and total Sublicense fees and Technical Support Fees due to Oracle;
         B. For each Application Program licensed to end-users to be used with previously installed software licensed by Oracle in conjunction with the Application Program, Sublicensee name, address, make/model and operating system of the computer, and date of installation; and C.The Distributor agreements executed during the prior month, including names and addresses of the Distributors.
             The Alliance Member shall require its Distributors to report this information to the Alliance Member on a monthly basis and will include it in the report for the month in which the Alliance Member received the information. The Alliance Member shall provide Oracle with payment of all fees required under the monthly report with such report in the form of a check made out in the amount of such fees.
7.       ADDITIONAL LICENSES
              During the Term, the Alliance Member may order production release versions of Oracle off-the-shelf Programs available as production release as of the Effective Date of this Addendum and listed on the Price List in effect as of such date. The license fee for Development Licenses shall be equal to Oracle's standard list license fees in effect when an order is placed. The Alliance Member shall have the right to order Programs for use as Marketing Support Licenses at no further charge to the Alliance Member. The Alliance Member may obtain Technical Support services from Oracle for such Programs under Oracle's applicable Technical Support fees and policies in effect when such services are ordered.

The Effective Date of this Addendum shall be July 1, 1996.

Executed by FileNet Corporation:         Executed by Oracle Corporation:

Authorized Signature:/s/W. J. Kreidler   Authorized Signature:/s/Lloyd Alexander

Name:    W. J. Kreidler                  Name: Lloyd Alexander

Title:   V P. Operations                 Title: Manager - Western Region
                                                          Channels Sales Support

ORACLE
Oracle Corporation
500 Oracle Parkway
Redwood Shores, CA 94065
(415) 506-7000
Oracle is a registered trademark of Oracle Corporation.
8-95

                         APPLICATION PACKAGE ATTACHMENT



Name of Application Program and Application Package which the Alliance Member will be Sublicensing under the Agreement (may not contain the trademarks "Oracle" or "Ora" or any portion thereof):









Description of Application Package:









          Modules:








          Functions and Objectives:

                                  AMENDMENT ONE
                                     to the
                           RUNTIME SUBLICENSE ADDENDUM
                                     to the
                       BUSINESS ALLIANCE PROGRAM AGREEMENT
                                     between
                               FILENET CORPORATION
                                       and
                               ORACLE CORPORATION

This Amendment One shall serve to amend the Runtime Sublicense Addendum dated July 1' 1996 (the "Addendum") to the Business Alliance Program Agreement between FileNet Corporation (the "Alliance Member") and Oracle Corporation ("Oracle") dated July 1, 1996 (the "Agreement").

The Addendum is amended as follows:

1.       Insert the following at the end of the first paragraph of Section 1.1:

         "Notwithstanding any provision to the contrary in the Agreement, during the Term of this Addendum, provided the annual revenue received by the Alliance Member for Sublicenses to the Alliance Member constitutes less than fifty percent (50%) of the Alliance Member's total annual revenue for Runtime Sublicenses, the Alliance Member may acquire Runtime Programs for its own internal use as a Sublicensee under all terms and discount rates of this Agreement.

2.       Delete Section 1.4 and replace it with the following:

         "1.4  Trial Sublicenses
         The Alliance Member shall be entitled to grant, at no charge, up to ____*______ temporary Trial Sublicenses of the Programs at any one time. Such Sublicenses shall be for evaluation purposes only and shall be for a period not to exceed ____*_____ days. The Alliance Member shall pay Oracle Sublicense fees for any Trial Sublicenses in excess of ____*_____ days or for any Trial Sublicenses for which the Alliance Member is compensated. Each such Trial Sublicense shall be Sublicensed under a Sublicense agreement which provides for such trial use or under an Oracle Trial License Agreement, as the applicable Oracle Agreement."

3. In Section 2.1, delete the first sentence and replace it with the following:

         "For each copy of the Programs Sublicensed by the Alliance Member or its Distributor in the Application Package, the Alliance Member agrees to pay Oracle a Sublicense fee equal to _______*________ percent __*__ of the applicable license fee for each RDBMS Program and ____*____ percent __*__ of the applicable license fee for any other Program, as specified in the applicable Price List and Alliance Member

* Confidential portion has been filed separately with the Securities and Exchange Commission.

         Price List supplement to such Price List in effect at the time the applicable Programs are Sublicensed."

4.       In line 5 of Section 2.2, insert the following after "Sublicensed":

         ", except that, until January 1, 1997, the applicable Price List for determining shall be the standard Sublicense fees of only the Oracle7 RDBMS Program only Oracle Reseller U.S. Price List in effect as of July 1, 1995."

5. After the first paragraph of Section 2.2 insert the following new paragraph:

         "All Sublicense fees for Sublicenses installed outside the United States shall be based on the license fees for the Programs as set forth on the applicable Global Price List."

6.       Insert the following at the end of Section 2.3:

         "Unless otherwise agreed to by the parties in writing, the term "User" shall include "Named Users" and/or "Concurrent Devices/Concurrent Accesses". Unless otherwise agreed to by the parties in writing, a "Named User" is defined as an individual authorized by Sublicensee to use the Programs, regardless of whether the individual is actively using the Programs at any given time and "Concurrent Devices/Concurrent Accesses" are defined as the maximum number of input devices accessing the Programs at any given point in time. (If multiplexing software or hardware (e.g., a TP monitor) is used, this number must be measured at the multiplexing front end.) "Multiplexing" includes but is not limited to any utility of function which allows Users to access the database in a sequential fashion."

7.       In Section 3, replace "three (3) years" with "four (4) years".

8.       Delete the body of Section 4 in its entirety and insert the following:

         "4. TERRITORY
              The Alliance Member shall have the right to market and grant Sublicenses of Programs in the Application Package in all countries worldwide (the "Territory"), subject to the terms of this Section.
              Oracle may from time to time deny the Alliance Member the right to Sublicense in certain countries in the Territory in order to protect Oracle's interests if, in the reasonable opinion of Oracle's counsel, such countries (i) do not provide adequate protection for Oracle's proprietary rights through copyright, trade secret, patent, or other laws; or (ii) have laws or regulations or the government has committed acts which in the opinion of Oracle's counsel, are injurious to Oracle's interests in the Programs.
              The Alliance Member acknowledges that the Programs are subject to export controls imposed on Oracle and the Alliance Member by the U.S.

         Export Administration Act, United States Departments of Commerce, Treasury, and State regulations and directives, and other United States law ("Export laws"). The Alliance Member certifies that neither the Programs nor any direct product thereof are (i) exported, directly or indirectly, in violation of Export laws; or (ii) are intended to be used for any purposes prohibited by the Export laws, including, without limitation, nuclear, chemical, or biological weapons proliferation. Furthermore, the Alliance Member shall not transfer the Programs outside of the territory for which the Alliance Member has Sublicense fights under this Agreement.
              The Alliance Member warrants that neither it nor its Distributors will grant Sublicenses in or ship any Programs to a country until it (or the Distributor) has completed all necessary government formalities in such country and upon reasonable request by Oracle, the Alliance Member (or its Distributor) provides evidence of completion of such formalities to Oracle. The Alliance Member will indemnify Oracle for any losses, costs, liability, and damages incurred by Oracle as a result of a failure by the Alliance Member or its Distributors to comply with the necessary government requirements in any country. The obligations under this Section shall survive the expiration or termination of this Addendum. Upon Oracle's reasonable request, the Alliance Member shall make records available to Oracle to allow to confirm the Alliance Member's compliance with this Section."

8. Replace the last sentence of the first paragraph of Section 5.2 with the following:

              "For supported Programs Sublicensed on or prior to ____*_____ days from the Effective Date of the Agreement, annual Technical Support Fees shall be equal to ________*________ percent __*__of the cumulative Sublicense fees accrued to Oracle for such supported Program. For supported Programs Sublicensed after ____*_____ days from the Effective Date of the Agreement, annual Technical Support Fees shall be equal to ____*_____ percent __*__ of the cumulative Sublicense fees accrued to Oracle for such supported Program."

9.       Delete the first sentence of Section 6 and insert the following:

         "Within forty-five (45) days of the last day of each quarterly period ending March 31, June 30, September 30, December 31 (each such period, a "Quarter"), the Alliance Member shall send to Oracle payment and a report detailing for that Quarter:"

         Also, in Sections 2.1, 5, and 6, delete the word "month" and insert the word "Quarter" and delete the word "monthly" and insert the word "Quarterly" in each instance in which such words occur.

10.      Delete the second sentence of Section 7 and insert the following:

         "The license fee for Development Licenses shall be equal to Oracle's standard list license fee in effect when an order is placed.
         Notwithstanding the above, the Alliance Member shall be granted a discount on each Development License ordered of ______*______ percent

* Confidential portion has been filed separately with the Securities and Exchange Commission.

         __*__off Oracle's standard list license fees in effect when an order is placed."

11.      Add the following new Section after Section 7:

         "9.  COMMISSIONS
              During the Term of this Addendum, Oracle agrees to pay the Alliance Member a fee ("Commission")equal to no more than __*__ percent __*__of the net license fees Oracle receives from Programs licensed by Oracle to end-users in the United States, as a direct result of the Alliance Member's marketing efforts. Unless otherwise mutually agreed to in writing by the Alliance Member and Oracle, Commissions shall only be paid provided that: A. Oracle obtains from the end-user an Oracle Software License and Services Agreement, or other terms to govern the applicable software license as agreed to in writing by Oracle and the end-user; B. The Alliance Member provides to Oracle a completed Commission Request Form which is accepted in writing by Oracle at least five (5) days prior to the date of license of the applicable Programs, and the end-user pays Oracle all required license fees; C. The Alliance Member's marketing efforts precede the license grant from Oracle; and
         D. The net license fees represent new revenue to Oracle.
              The Alliance Member's Commission shall be calculated on fees for perpetual software licenses only. The Alliance Member shall not earn a Commission based on Technical Support fees or fees for other services or products provided to the end-user by Oracle. Oracle reserves the fight to withhold payment of the Commissions due to non-collectability of revenues from the end-user or if the Alliance Member employs marketing practices not approved by Oracle. Commissions shall be paid for Program licenses installed in the United States only. If one or more other Alliance Members seek to obtain Commission for a Program license for which the Alliance Member is seeking Commission, Oracle shall reasonably reduce or adjust the Commission rate specified above to apportion payment of commissions between all Alliance Members which in Oracle's reasonable judgment are entitled to payment of commissions. A copy of the Commission Request Form is attached hereto as Exhibit A."

         Other than the modifications set forth above, the terms and conditions of the Addendum and the Agreement remain unchanged, and in full force and effect.

* Confidential portion has been filed separately with the Securities and Exchange Commission.

The Effective Date of this Amendment One is July 1,  1996.

FILENET CORPORATION                         ORACLE CORPORATION

By: /s/ W. J. Kreidler                       By: /s/ Lloyd Alexander

Name:  W. J. Kreidler                       Name: Lloyd Alexander

Title:V P. Operations                       Title: Manager - Western Region
                                                     Channels Sales Support

                                    EXHIBIT A
                            CONIMISSION REQUEST FORM


Company Name:

Address:

City:                             State:                        Zip:

Contact Name/Title:                          Phone Number:

Type of Business Organization:

Annual Revenue $:                              # of Employees:

Existing Software:

Proposed Software Solution:

Hardware Platform/Operating System:

Oracle Programs:

Projected Order Date:

Projected Dollar amount of Order:

Amount of Commission requested:


Alliance Member direct marketing efforts:


Additional Information:


Any Commission payable under this Commission Request Form shall be specific to the license of Programs as specified above to the end user set forth above. The amount of Commission specified above shall not be applicable to any other Program licenses by Oracle.

The Effective Date of this Commission Request Form shall be

Executed by the Alliance Member:              Executed by Oracle Corporation:

Authorized Signature:                         Authorized Signature:

Name:                                         Name:

Title:                                        Title: